UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 12, 2001


                            Global Energy Group, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


      000-31505                                           23-3020677
      ----------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)


                  15445 N. Nebraska Avenue, Lutz, Florida       33549
                ------------------------------------------      -----
               (Address of principal executive offices)       (Zip Code)


                                 (813) 631-8880
                                 --------------
              (Registrant's telephone number, including area code)


                          1stopsale.com Holdings, Inc.
                1422 Chestnut Street, Philadelphia, PA 19102-2510
                -------------------------------------------------
                   (Former name, address and telephone number)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On October 12, 2001, as a direct result of the transactions referred to in Item 2 hereof, Richard E. Wiles, Robert D. Fincher, Brian Haynes, Todd Van Hyfte and Walter Curt, shareholders and/or directors of Global Energy & Environmental Research, Inc. ("Global") became "control persons" of the Registrant as that term is defined in the Securities Act of 1933, as amended. The status of Messrs. Wiles, Fincher, Haynes, Van Hyfte and Curt as control persons arises from the issuance of an aggregate of 9,375,000 shares of the Registrant's common stock (approximately 94% of the total issued and outstanding shares) to the shareholders of Global Energy & Environmental Research, Inc. Additionally, with the consummation of the transactions referred to in Item 2, Mr. Donald R. Mastropietro, the sole officer and director of the Registrant prior to the transaction described below, resigned his positions as an officer and director of the Registrant. Richard E. Wiles, Robert D. Fincher, Brian Haynes, Todd Van Hyfte and Walter Curt were elected directors in his place and stead.

         The new Board of Directors then appointed the following officers:

         Richard E. Wiles      President and Chief Executive Officer
         Robert D. Fincher     Chief Financial Officer, Vice President Business
                               Development, Secretary and Treasurer
         Thomas Hebert         Vice President Research and Development
         Brian Haynes          Vice President Engineering and Chief Technical
                               Officer
         Todd Van Hyfte        Executive Vice President
         Keith Glaze           Vice President Operations

         The following sets forth certain information concerning each of the Registrant's new directors and executive officers:

Richard E. Wiles - President, CEO and Chairman

         Richard E. Wiles has served as President and Chief Executive Officer of Global since its inception in February 1998. Mr. Wiles was elected Chairman of Global in June 2001. Prior to his association with Global, Mr. Wiles served from May 1975 to June 1995 as President of Richard E. Wiles Corp., a company specializing in land development. From June 1995 to January 1998, Mr. Wiles served as President of Sun South Corp. Mr. Wiles earned a BA degree in Business Administration from Coe College, Cedar Rapids, Iowa.

Robert D. Fincher - Chief Financial Officer, Vice President Business
                    Development, Secretary, Treasurer, and Director

         As of the Closing of the transaction described in Item 2 below, Robert
D. Fincher was elected and appointed as Chief Financial Officer, Vice President Business Development, Secretary, Treasurer and Director of the Registrant. Previously, Mr. Fincher served as Vice President of Corporate Development of Breed Technologies, Inc. from January 1993 to February 2000. In the past, Mr. Fincher served as a Senior Project Financial Analyst of United Technologies and was a Budget Coordinator with Detroit Edison. Mr. Fincher graduated with honors and earned a BA degree in Economics from the University of Pittsburgh.

Thomas H. Hebert - Vice President Research and Development

         Thomas H. Hebert has served as Vice President Research and Development of Global since February 1998. With over 32 years in the construction, HVACR and refrigeration industries, Mr. Hebert has invented and been the principal design engineer for numerous technologies, including several patented products. From June 1995 to September 1997, he served as Vice President of Engineering with Energy Technologies, Inc. Mr. Hebert has focused on product development, applications and manufacturing/production development, and has spent over twenty years in the development and research of his proprietary inventions. Mr. Hebert earned a BS in Physics as well as an M.SCI in Physical Chemistry from the University of South Florida, and is a Masters Candidate in Engineering.

Brian Haynes - Vice President Engineering, Chief Technical Officer, Director

         As of the Closing of the Acquisition, Brian Haynes was elected and appointed as Vice President Engineering, Chief Technical Officer and Director of the Registrant. With over twenty years of engineering and technical management experience, Mr. Haynes previously served from April 1992 to June of 1995 as the Chief Electrical Engineer at SAIC. From January 1993 to September 2001 he founded and successfully managed a multi-discipline engineering firm providing consulting, design, installation, and startup services to the domestic and international energy and communication markets. From June 1999 to May 2000, he served as an engineering and management consultant to the government of Bulgaria for the $1 billion (US) modernization program of the nation's power generation facilities. Mr. Haynes has been responsible for the design, construction, startup, and operation of engineered systems throughout the United States, Latin America, Europe and Africa. Mr. Haynes earned a BS in Engineering from the University of Tennessee.

Todd Van Hyfte - Executive Vice President, Director

         As of the Closing of the Acquisition, Todd Van Hyfte was elected and appointed as Executive Vice President and Director of the Registrant. From June 1998 to September 2001, Mr. Van Hyfte served as Manager of Product Strategies of Lennox International, a subsidiary of Lennox Industries. From April 1997 to June 1998, he served as Product Manager of Alco Controls Division of Emerson Electric Company. From May 1992 to April 1997, Mr. Van Hyfte served as Senior Marketing Engineer (International Group) for The Trane Company, a subsidiary of American Standard. Mr. Van Hyfte earned a BS degree in Electrical Engineering Technology from Southern Illinois University, and an MBA from University of Dallas.

Walter M. Curt - Director

         As of the Closing of the Acquisition, Walter M. Curt was elected as Director of the Registrant. Mr. Curt currently serves as President and Chief Executive Officer of Shenandoah Electronic Intelligence, Inc. that he founded in 1986. With an extensive background in specialized communications system design, he supervised the development, field installation, and debugging of the primary network systems for file tracking and information management of the Immigration and Naturalization Service, which he continued to serve as a customer for 15 years. A subsidiary of his company, Power Monitors, Inc., oversees the design, manufacture, and marketing of power quality monitoring equipment for the electric power industry. Mr. Curt has been awarded three US patents based on communications technologies and is in the process of filing for two additional patents. Mr. Curt earned a B.A. in Physics from James Madison University.

Keith Glaze - Vice President Operations

         Keith Glaze has served as Vice President Operations of Global since April 1998. From April 1997 to April 1998, he served as Senior Business Analyst of George S. May International, Inc., the world's largest management consulting firm. From October 1990 to March 1997, Mr. Glaze served as Regional Manager with Evcon Industries/York International. Mr. Glaze brings over 16 years of experience in the HVACR industry and has served in sales and management positions with a number of major air-conditioning manufacturers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 12, 2001, information concerning ownership of the Registrants' securities by (i) each director, (ii) each executive officer, (iii) each person known to the Registrant to be the beneficial owner of more than five percent, and (iv) all directors and executive officers as a group.

Name and Address of                 Amount and Nature of           Percent of
Beneficial Owner (1)                Beneficial Ownership            Class (2)
----------------------              ----------------------          ---------

Neal S. Stubbs                              3,340,039                  33.5%
929 Oakfield Drive
Brandon, Florida  33511

Richard Wiles                               1,518,131                  15.2%
15445 N. Nebraska Avenue
Lutz, Florida  33549

Thomas H. Hebert                            1,562,450                  15.7%
15445 N. Nebraska Avenue
Lutz, Florida  33549

Eugene Cornett                              1,518,130                  15.2%
15445 N. Nebraska Avenue
Lutz, Florida  33549

Robert D. Fincher                             -0-                       --
15445 N. Nebraska Avenue
Lutz, Florida  33549

Brian Haynes                                  -0-                       --
15445 N. Nebraska Avenue
Lutz, Florida  33549

Todd Van Hyfte                                -0-                       --
15445 N. Nebraska Avenue
Lutz, Florida  33549

Keith Glaze                                    45,071                   .05%
15445 N. Nebraska Avenue
Lutz, Florida  33549

Walter Curt                                   -0-                       --
220 University Boulevard, Suite 100
Harrisonburg, Virginia  22801

All Executive Officers and
  Directors as a Group (7 persons)          3,125,652                  31.3%
--------------

  (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.
  (2)    Based upon 9,978,938 shares issued and outstanding.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

         On October 12, 2001, the Registrant completed the acquisition of all of the issued and outstanding shares of Global Energy & Environmental Research, Inc. ("Global"). Pursuant to the transaction, the Registrant issued an aggregate of 9,375,000 shares to the (34) shareholders of Global. An aggregate of 3,080,581 were issued to Richard E. Wiles (1,518,131) and Thomas H. Hebert, (1,562,450), members of the Registrant's newly elected board of directors.

         The above described transaction was intended to qualify as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         Global has identified a significant worldwide market opportunity within the energy and environmental industry, specifically, the heating, air conditioning, refrigeration and ice machine markets (HVACR), through the development of patented and patent pending technologies.

         The worldwide adoption of energy reduction and environmental conservation has led governments, commercial businesses and private corporations to seek out companies that provide a complete package of services and products to achieve energy savings, capital outlay deferment, cost containment, and a method to enhance profitability.

         Global has a suite of products and services to address the above needs. Its patented and patent pending technologies allow either the cost effective retrofitting of existing, viable air conditioning, heat pump and refrigeration systems equipment or the cost effective replacement of the entire systems.

         Global's initial product strategy is to be first to market with a complete line of retro-fit and new equipment products using its patented technologies for the worldwide HVACR market. Mandated energy conservation reductions by many governments, programs promoting the use of energy reducing technologies, as well as an aging equipment market, will propel Global into these markets.

         The foregoing description of the transactions is qualified in its entirety to the full text of the Securities Exchange Agreement which is being filed herewith as an Exhibit.

ITEM 5.  OTHER EVENTS

         In connection with the above described transactions, the Registrant's shareholders, by written consent, authorized and approved an amendment and restatement of the Company's Certificate of Incorporation which (a) changed the name of the Company to "Global Energy Group, Inc."; (b) reverse split the outstanding shares of the Company's Common Stock one-for-twenty (the "Reverse Split"); (c) decreased the par value of the Company's Common Stock resulting from the Reverse Split from $.02 to $.001; (d) increased the number of shares of Common Stock the Company is authorized to issue from 5,000,000 to 50,000,000; and (e) increased the number of shares of Preferred Stock the Company is authorized to issue from 500,000 to 10,000,000.

         The shareholders also approved the adoption of the Company's 2001 Equity Incentive Plan.

         On September 28, 2001, the Registrant completed the private sale of a $500,000 principal 6% Subordinated Convertible Debenture to one accredited investor. The offering was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

         On September 28, 2001, the Registrant loaned Global $500,000. The loan is evidenced by a 6% Secured Note due December 1, 2001. The Note is secured by all the assets of Global.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC. are filed as part of this filing.

         (a)      Financial Statements of business acquired:

                  Global Energy and Environmental Research, Inc.
                                                                          Page

                  Independent Auditors' Report                            F-1

                  Financial Statements -

                  Balance sheets as of December 31, 2000 and 1999, and
                  as of June 30, 2001 and 2000 (unaudited)                F-2-3

                  Statements of operations for the years ended
                  December 31, 2000 and 1999, and for the six months
                  ended June 30, 2001 and 2000 (unaudited)                F-4

                  Statements of cash flows for the years ended
                  December 31, 2000 and 1999, and for the six months
                  ended June 30, 2001 and 2000 (unaudited)                F-5-6

                  Statements of stockholders' deficit for the years
                  ended December 31, 2000 and 1999, and for the six
                  months ended June 30, 2001 and 2000 (unaudited)         F-7

                  Notes to Financial Statements                           F-8

         (b)      Pro Forma Financial Information:


                  Unaudited pro forma information                         F-13

                  Unaudited pro forma condensed combined balance sheet
                  as of December 31, 2000                                 F-14

                  Unaudited pro forma condensed combined balance sheet
                  as of June 30, 2001                                     F-15

                  Unaudited pro forma condensed combined statement of
                  operations for the year ended December 31, 2000         F-16

                  Unaudited pro forma condensed combined statement of
                  operations for the six months ended June 30, 2001       F-17

                  Unaudited pro forma condensed combined statement of stockholders' equity for the year ended
                  December 31, 2000                                       F-18

                  Notes to unaudited pro forma condensed combined
                  financial statements as of December 31, 2000 and
                  June 30, 2001                                           F-19


         (c)      Exhibits:

         2.1 Securities Exchange Agreement dated as of September 17, 2001 between the Company and the holders of the common stock of Global Energy & Environmental Research, Inc. *

         2.2 Form of amendment dated as of September 28, 2001 between the Company and the holders of the common stock of Global Energy & Environmental Research, Inc. *

         4.1      $500,000 6% Convertible Debenture due November 30, 2001*

         4.2 Clarification concerning conversion price of $500,000 6% Debenture due November 1, 2001.*

         10.1 Loan and Security Agreement dated September 28, 2001 between the Company and Global Energy & Environmental Research, Inc.*

         10.2 6% Secured Note due December 1, 2001 from Global Energy & Environmental Research, Inc. to the Company.*

         99.1 Amended and Restated Certificate of Incorporation of 1stopsale.com Holdings Inc. dated October 4, 2001, as filed in the office of the Secretary of State, State of Delaware on October 10, 2001, effective October 12, 2001.

         *Previously filed with Form 8-K dated September 17, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GLOBAL ENERGY GROUP,  INC.


                                              /s/ Richard E. Wiles
                                           ---------------------------------
                                           Richard E. Wiles, President

Date: October 26, 2001

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Global Energy & Environmental Research, Inc.
Lutz, Florida

We have audited the accompanying balance sheets of Global Energy & Environmental Research, Inc., as of December 31, 2000 and 1999, and the related statements of operations, cash flows and stockholders' deficit for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Global Energy & Environmental Research, Inc. at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baumann, Raymondo & Company, P.A.

BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
September 6, 2001

                                          GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                                          BALANCE SHEETS
                                                 AT DECEMBER 31, 2000 AND 1999


                                                                                                       (Unaudited)
ASSETS                                                                                           Six months ended June 30,
------                                                                                      ----------------------------------
                                                          2000                1999               2001                2000
                                                     --------------     --------------      --------------      --------------
CURRENT ASSETS
    Cash                                             $        1,636     $       52,237      $       39,828      $       49,514
    Certificate of deposit                                   30,000                  -                   -              30,000
    Accounts receivable                                      35,611              1,127              23,633              41,464
    Inventory                                                20,662             23,220              18,586              21,941
                                                     --------------     --------------      --------------      --------------

        Total current assets                                 87,909             76,584              82,047             142,919
                                                     --------------     --------------      --------------      --------------

FURNITURE AND FIXTURES,
   net of depreciation                                        4,908              6,631               4,745               5,769
                                                     --------------     --------------      --------------      --------------

OTHER ASSETS
    Investment, at cost                                           -                  -                   -                   -
    Deposits                                                    850                850                 850                 850
    Patents, net of amortization                             54,317             22,602              70,190              21,700
    Deferred royalty costs                                  351,292                  -             414,226             354,226
                                                     --------------     --------------      --------------      --------------

        Total other assets                                  406,459             23,452             485,266             376,776
                                                     --------------     --------------      --------------      --------------


TOTAL ASSETS                                         $      499,276     $      106,667      $      572,058      $      525,464
                                                     ==============     ==============      ==============      ==============


                                                Read independent auditors' report.
                                           The accompanying notes are an integral part
                                                   of these financial statements.

                                                                 F-2

                                                GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                                          BALANCE SHEETS (Continued)
                                                        AT DECEMBER 31, 2000 AND 1999


                                                                                                       (Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT                                                            Six months ended June 30,
-------------------------------------                                                       ----------------------------------
                                                         2000                1999                2001               2000
                                                     --------------     --------------      --------------      --------------
CURRENT LIABILITIES
    Accounts payable and accrued
         expenses                                    $      160,566     $       18,518      $       57,405      $       48,004
    Promissory notes                                        193,050            103,050             193,050             173,050
    Royalty payable, current portion                         10,400                  -               5,100                   -
                                                     --------------     --------------      --------------      --------------

        Total current liabilities                           364,016            121,568             255,555             221,054
                                                     --------------     --------------      --------------      --------------

LONG TERM LIABILITIES
    Royalty payable, net of current
     portion                                                516,538                  -             614,771             531,338
                                                     --------------     --------------      --------------      --------------

TOTAL LIABILITIES                                           880,554            121,568             870,326             752,392
                                                     --------------     --------------      --------------      --------------

STOCKHOLDERS' (DEFICIT)
     Common stock                                             4,878              4,786               5,172               4,803
     Additional paid-in capital                           1,382,122          1,257,214           2,012,328           1,307,197
     Retained deficit                                    (1,768,278)        (1,276,901)         (2,315,768)         (1,538,928)
                                                     --------------     --------------      --------------      --------------

             Total stockholders' (deficit)                 (381,278)           (14,901)           (298,268)           (226,928)
                                                     --------------     --------------      --------------      --------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)        $      499,276     $      106,667      $      572,058      $      525,464
                                                     ==============     ==============      ==============      ==============


                                                       Read independent auditors' report.
                                                   The accompanying notes are an integral part
                                                          of these financial statements.

                                                                         F-3

                                              GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                                         STATEMENTS OF OPERATIONS
                                             FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                                        (Unaudited)
                                                                                                     Six months ended
                                                                                                         June 30,
                                                                                            ----------------------------------
                                                         2000                 1999               2001                2000
                                                     --------------     --------------      --------------      --------------
REVENUES                                             $      474,195     $      145,436      $       24,652      $       51,671

COST OF GOODS SOLD                                          417,073             91,114              11,115              20,754
                                                     --------------     --------------      --------------      --------------

GROSS PROFIT                                                 57,122             54,322              13,537              30,917

OPERATING EXPENSES                                          530,096            285,216             552,048             285,689
                                                     --------------     --------------      --------------      --------------

LOSS BEFORE OTHER INCOME (EXPENSES)                        (472,974)          (230,894)           (538,511)           (254,772)
                                                     --------------     --------------      --------------      --------------

OTHER INCOME (EXPENSE)
    Interest income                                             181                117                 963                  78
    Interest (expense)                                      (18,584)           (11,046)             (9,942)             (7,333)
                                                     --------------     --------------      --------------      --------------

 TOTAL OTHER (EXPENSE)                                      (18,403)           (10,929)             (8,979)             (7,255)
                                                     --------------     --------------      --------------      --------------

 NET LOSS                                            $     (491,377)    $     (241,823)     $     (547,490)     $     (262,027)
                                                     ==============     ==============      ==============      ==============

                                                       Read independent auditors' report.
                                                   The accompanying notes are an integral part
                                                         of these financial statements.

                                                                       F-4

                                                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                                            STATEMENTS OF CASH FLOWS
                                                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                                       (Unaudited)
                                                                                                    Six months ended
                                                                                                        June 30,
                                                                                             --------------------------------
                                                         2000                 1999               2001                2000
                                                     --------------      -------------       -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                         $     (491,377)     $    (241,823)      $    (547,490)     $     (262,027)
    Adjustments to reconcile net loss to cash
    (used) in operating activities:
        Common stock issued for services                     75,000                  -             380,500                   -
        Amortization                                          1,804                882               1,658                 902
        Depreciation                                          1,723              1,302                 862                 862
    (Increase) decrease in assets:
        Accounts receivable                                 (34,484)            27,957              11,978             (40,337)
        Inventory                                             2,558              6,549               2,076               1,277
        Patent                                              (33,520)           (17,658)            (17,531)                  -
    Increase (decrease) in liabilities:
        Accounts payable and accrued expenses               142,047              5,248            (103,161)             29,487
                                                     --------------      -------------       -------------      --------------
           Total adjustments                                155,128             24,280             276,382              (7,809)
                                                     --------------      -------------       -------------      --------------

    Net cash (used) in operating activities                (336,249)          (217,543)           (271,108)           (269,836)
                                                     --------------      -------------       -------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Acquire) redeem certificate of
       deposit                                              (30,000)                 -              30,000             (30,000)
     Acquisition of furniture & fixtures                          -             (3,518)               (698)                  -
                                                     --------------      -------------       -------------      --------------

    Net cash provided by (used) in investing
      activities                                            (30,000)            (3,518)             29,302             (30,000)
                                                     --------------      -------------       -------------      --------------


                                               Read independent auditors' report.
                                          The accompanying notes are an integral part
                                                 of these financial statements.

                                                                F-5

                                          GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                              STATEMENTS OF CASH FLOWS (Continued)
                                         FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                                       (Unaudited)
                                                                                                    Six months ended
                                                                                                        June 30,
                                                                                             --------------------------------
                                                         2000                 1999               2001                2000
                                                     --------------      -------------       -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from royalty payable                          180,048                  -              29,998             177,113
     Proceeds from promissory notes                          90,000             11,000                   -              70,000
     Repayment of royalty payable                            (4,400)                 -                   -                   -
     Issuance of common stock                                50,000            262,000             250,000              50,000
                                                     --------------      -------------       -------------      --------------

     Net cash provided by financing
         activities                                         315,648            273,000             279,998             297,113
                                                     --------------      -------------       -------------      --------------

NET INCREASE (DECREASE) IN CASH                             (50,601)            51,939              38,192              (2,723)

CASH, BEGINNING OF PERIOD                                    52,237                298               1,636              52,237
                                                     --------------      -------------       -------------      --------------

CASH, END OF PERIOD                                  $        1,636      $      52,237       $      39,828      $       49,514
                                                     ==============      =============       =============      ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid for interest                               $            -      $           -       $           -      $            -
                                                     ==============      =============       =============      ==============

Cash paid for income taxes                           $            -      $           -       $           -      $            -
                                                     ==============      =============       =============      ==============


                                               Read independent auditors' report.
                                           The accompanying notes are an integral part
                                                  of these financial statements.

                                                                F-6

                                                GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                                    STATEMENTS OF STOCKHOLDERS' DEFICITS
                                               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                                             ADDITIONAL
                                                  COMMON STOCK                 PAID-IN            RETAINED
                                             SHARES           AMOUNT           CAPITAL             DEFICIT             TOTAL
                                            ---------    --------------     --------------     --------------      ------------
BALANCE DECEMBER 31, 1998                   3,932,800    $        3,933     $      996,067     $   (1,035,078)     $    (35,078)

Common stock sales                            853,202               853            261,147                  -           262,000

Net loss for the period                             -                 -                  -           (241,823)         (241,823)
                                            ---------    --------------     --------------     --------------      ------------

BALANCE DECEMBER 31, 1999                   4,786,002             4,786          1,257,214         (1,276,901)          (14,901)

Common stock sales                             16,667                17             49,983                  -            50,000

Net loss for the period                             -                 -                  -           (262,027)         (262,027)
                                            ---------    --------------     --------------     --------------      ------------

BALANCE JUNE 30, 2000 (Unaudited)           4,802,669             4,803          1,307,197         (1,538,928)         (226,928)

Common stock issued for
services                                       75,000                75             74,925                  -            75,000

Net loss for the period                             -                 -                  -           (229,350)         (229,350)
                                            ---------    --------------     --------------     --------------      ------------

BALANCE, DECEMBER 31, 2000                  4,877,669             4,878          1,382,122         (1,768,278)         (381,278)

Common stock sales                            150,000               150            249,850                  -           250,000

Common stock issued for services              144,160               144            380,356                  -           380,500

Net loss for the period                             -                 -                  -           (547,490)         (547,490)
                                            ---------    --------------     --------------     --------------      ------------

BALANCE JUNE 30, 2001 (Unaudited)           5,171,829    $        5,172     $    2,012,328     $   (2,315,768)     $   (298,268)
                                            =========    ==============     ==============     ==============      ============


                                              Read independent auditors' report.
                                        The accompanying notes are an integral part
                                              of these financial statements.

                                                            F-7

                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Global Energy & Environmental Research, Inc., ("Global Energy") a Florida corporation organized on February 16, 1998, is presented to assist in understanding Global Energy's financial statements. The financial statements and notes are the representation of Global Energy's management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America consistently applied in the preparation of the financial statements.

Nature of Operations

Global Energy has developed patented and patent pending technology relating to the heating, air conditioning, refrigeration and ice machine market. Global Energy is currently producing and developing products that will utilize this advanced technology to allow for reduced energy consumption, as well as other associated benefits. Global Energy markets its products to Energy Service Companies who provide technologies, services and products to Federal, state and municipal governments as well as many private corporations. Global Energy will also provide its products and services to the traditional residential and commercial heating, air conditioning, refrigeration and ice machine markets.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Global Energy considers amounts held by financial institutions and short term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Inventories

Inventories consist primarily of parts and materials used to develop Global Energy's products. Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at historical cost and include expenditures, which substantially increase the useful lives of existing property, plant and equipment. Maintenance and repairs are charged to operations when incurred.

Depreciation of property and equipment is computed primarily using the straight-line method based on estimated useful lives (furniture and office equipment, 5 to 10 years, equipment and tools, 5 to 10 years). Depreciation for income tax purposes is computed principally using accelerated cost recovery methods and lives.

                       Read independent auditors' report.

                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Patent

The costs associated with the internal development of Global Energy's patents relating to the technology associated with the reduction of energy consumption, consisting mainly of legal and filing fees, are amortized over a 17 year period, consistent with current patent life's. Amortization expense for the years ended 2000 and 1999 were $1,804 and $882, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

Concentration of Credit Risk

Financial instruments, which potentially expose Global Energy to concentrations of credit risk, as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial
Instruments with Concentration of Credit Risk, consist principally of trade receivables.

Global Energy's trade accounts receivable result from the sale of its products and services with its projects primarily based in West Central Florida, and consist primarily of government entities and private companies. The potential for a loss on receivables with a government entity is usually minimal; while credit limits, ongoing credit evaluation, and account monitoring procedures are utilized to minimize the risk of loss on contractor private companies. Collateral is not generally required.

Research and Development

Global Energy has expended significant amount of funds in the development of its products and technology. In accordance with accounting principles generally accepted in the United States of America, these amounts are shown as current period expenses in the accompanying financial statements.

                       Read independent auditors' report.

                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Global Energy records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE B - CERTIFICATE OF DEPOSIT

The certificate of deposit was acquired on June 16, 2000 and had an original maturity of August 16, 2001 and earned interest at 6.05% per annum. The certificate was redeemed on March 26, 2001.

NOTE C - FURNITURE AND FIXTURES

Furniture and fixtures as of December 31, 2000 and 1999 is summarized as follows:

                                          2000                1999
                                     -------------       -------------
Machinery and equipment              $       8,615       $       8,615
Less accumulated depreciation               (3,707)             (1,984)
                                     -------------       -------------
Furniture and fixtures, net          $       4,908       $       6,631
                                     =============       =============

Depreciation expense for the year ended December 31, 2000 and 1999 was $1,723 and $1,302, respectively.

NOTE D - INVESTMENT

Global Energy acquired a 25% interest in the common stock of Global Energy & Environmental Research Limited ("LTD"), an entity formed in the United Kingdom. Global Energy acquired its common stock interest in LTD in exchange for the future distribution rights of its technological equipment to potential customers in the United Kingdom. Hence, there is no cost basis in the investment. Furthermore, as the entity is still in the early stages of operations and as Global Energy does not exercise significant influence over its operating and financial activities, the investment is carried at cost.

                       Read independent auditors' report.

                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE E - PROMISSORY NOTES

During the years 2000 and 1999, shareholders of Global Energy made advances to Global Energy totaling $90,000 and $0, respectively. The indebtedness is evidenced by interest bearing promissory notes that bear interest at 7.5% per annum and are due on demand. At December 31, 2000 and 1999 the amount of the promissory notes and the interest expense associated with these notes amounted to $90,000 and $0 and $3,711 and $0, respectively.

At December 31, 2000 and 1999, Global Energy was obligated to a trust which was wholly owned by the majority shareholder of Global Energy. The note bears interest at an original rate of 12% and a past due rate of 18%. The note was to mature on August 5, 2000. The note is guaranteed by certain officers of Global Energy. At December 31, 2000 and 1999 the amount of the promissory note and the interest expense associated with this note amounted to $103,050 and $103,050 and $14,873 and $11,046, respectively.

NOTE F - COMMENTS AND CONTINGENCIES

In connection with the funding arrangement from the Technical Research and Development Authority of the State of Florida ("TRDA") on December 6,1999, Global Energy is obligated to TRDA for royalty payments equal to three times the amount funded by TRDA. The maximum available funding by TRDA is $237,113. All monies received from TRDA since inception have been recorded at an amount equal to three times the amount received, as a royalty payable to TRDA. In connection with the obligation, Global Energy recorded a deferred royalty asset that will be expensed as the royalty payments are made to TRDA. As of December 31, 2000 and 1999 the amount funded by TRDA was $177,113 and $0, respectively. The royalty payments to TRDA are based upon 5% of the gross sales of certain products by Global Energy in any calendar year. The royalty payments are due quarterly, beginning with the calendar quarter after the quarter in which products are sold and continue for a period of five years with annual renewals until such time as the repayment to TRDA is complete. Royalty expense for the years ended December 31, 2000 and 1999 amounted to $2,934 and $0, respectively. In the event the agreement terminates for cause, Global Energy has the option to repay the obligation immediately or convert the obligation into an interest bearing promissory note.

The future maturities of royalty payable are as follows:

               Year ended December 31,                  Amount
                                                     ------------
                       2001                          $     10,400
                       2002                                10,200
                       2003                                37,000
                       2004                                77,000
                       2005                               137,500
                 Thereafter                               254,838
                                                     ------------
                      Total                          $    526,938
                                                     ============


                       Read independent auditors' report.

                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE F - COMMENTS AND CONTINGENCIES (Continued)

Global Energy currently leases office space on a month to month arrangement. Prior to 1999, some payments were made for the usage of the space at a rate of approximately $1000 per month. For the years ended December 31, 2000 and 1999, in lieu of payment for the usage of the office space, Global Energy has installed certain technology relating to the heating and air conditioning in the building in which the offices reside. Accordingly, for the years ended December 31, 2000 and 1999, Global Energy has recorded the value of the services provided as rent expense and revenues in the amount of $12,000 and $12,000, respectively.

NOTE G - COMMON STOCK

At December 31, 2000 and 1999, Global Energy had 50,000,000 shares authorized and 4,877,669 and 4,786,002 shares issued and outstanding, respectively from the $.001 par value stock.

NOTE H - INCOME TAXES

From its inception through December 31, 2000, Global Energy has an accumulated loss of $1,768,278 for income tax purposes, which can be used to offset future taxable income through 2015. The potential tax benefit of this loss is estimated as follows:

               Future tax benefit                       $        353,656
               Valuation allowance                              (353,656)
                                                        ----------------
               Future tax benefit                       $              -
                                                        ================

At December 31, 2000 and 1999, no deferred tax assets or liabilities are recorded in the accompanying financial statements.



                       Read independent auditors' report.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information for the year ended December 31, 2000, and for the six months ended June 30, 2001, have been provided to show what our businesses might have looked like had they been combined since January 1, 2000. We derived this information from our financial statements and the financial statements of Global Energy & Environmental Research, Inc., ("Global Energy") in addition to certain assumptions and adjustments in the accompanying notes to the pro forma information. The information should be read together with our historical financial statements and Global Energy's historical financial statements, and the related footnotes to these financial statements.

The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that we would have had or the future results that 1Stopsale.com Holdings, Inc., now known as Global Energy Group, Inc., ("1Stopsale") will experience after the transaction.

                                              1STOPSALE.COM HOLDINGS, INC. AND
                                        GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                   AT DECEMBER 31, 2000


                                                                                                                 Proforma
                                                   1Stopsale                                Proforma             Condensed
ASSETS                                              Holdings          Global Energy        Adjustments           Combined
                                                 ------------         ------------        ------------         ------------
CURRENT ASSETS
  Cash                                           $      2,192         $     31,636        $          -         $     33,828
  Accounts receivable                                       -               35,611                   -               35,611
  Inventory                                                 -               20,662                   -               20,662
                                                 ------------         ------------        ------------         ------------
      Total current assets                              2,192               87,909                   -               90,101
                                                 ------------         ------------        ------------         ------------

FURNITURE AND FIXTURES, net                             2,362                4,908                   -                7,270
                                                 ------------         ------------        ------------         ------------

OTHER ASSETS
  Deferred offering costs                              46,781                    -                   -               46,781
  Others & patents, net                                     -               55,167                   -               55,167
  Deferred royalty costs                                    -              351,292                   -              351,292
                                                 ------------         ------------        ------------         ------------
      Total other assets                               46,781              406,459                   -              453,240
                                                 ------------         ------------        ------------         ------------
          TOTAL ASSETS                           $     51,335         $    499,276        $          -         $    550,611
                                                 ============         ============        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, accrued
    expenses, related parties                    $      1,718         $    160,566        $          -         $    162,284
  Promissory notes                                          -              193,050                   -              193,050
  Royalty payable, current portion                          -               10,400                   -               10,400
                                                 ------------         ------------        ------------         ------------
      Total current liabilities                         1,718              364,016                   -              365,734
                                                 ------------         ------------        ------------         ------------

LONG TERM LIABILITIES                                       -              516,538                   -              516,538
                                                 ------------         ------------        ------------         ------------

STOCKHOLDERS' (DEFICIT)
  Common stock                                         11,929                4,878        a    (11,332)               9,972
                                                                                          b     (4,878)
                                                                                          c      9,375
  Additional paid-in capital                           85,326            1,382,122        a     11,332            1,426,645
                                                                                          c     (9,375)
                                                                                          b      4,878
                                                                                          d    (47,638)
  Retained deficit                                    (47,638)          (1,768,278)       d     47,638           (1,768,278)
                                                 ------------         ------------        ------------         ------------
      Total stockholders' equity (deficit)             49,617             (381,278)                  -             (331,661)
                                                 ------------         ------------        ------------         ------------
          TOTAL LIABILITIES & STOCK-
          HOLDERS' EQUITY (DEFICIT)              $     51,335         $    499,276        $          -         $    550,611
                                                 ============         ============        ============         ============



                                        The accompanying notes to unaudited pro forma
                                        condensed financial statements are an integral
                                              part of these financial statements.

                                                               F-14

                                                1STOPSALE.COM HOLDINGS, INC. AND
                                          GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        AT JUNE 30, 2001


                                                                                                                 Proforma
                                                   1Stopsale                                Proforma             Condensed
ASSETS                                              Holdings          Global Energy        Adjustments           Combined
                                                 ------------         ------------        ------------         ------------
CURRENT ASSETS
  Cash                                           $      1,439         $     39,828        $          -         $     41,267
  Accounts receivable                                       -               23,633                   -               23,633
  Inventory                                                 -               18,586                   -               18,586
                                                 ------------         ------------        ------------         ------------
      Total current assets                              1,439               82,047                   -               83,486
                                                 ------------         ------------        ------------         ------------

FURNITURE AND FIXTURES, net                             2,362                4,745                   -                7,107
                                                 ------------         ------------        ------------         ------------

OTHER ASSETS
  Deferred offering costs                              76,781                    -                   -               76,781
  Others & patents, net                                     -               71,040                   -               71,040
  Deferred royalty costs                                    -              414,226                   -              414,226
                                                 ------------         ------------        ------------         ------------
      Total other assets                               76,781              485,266                   -              562,047
                                                 ------------         ------------        ------------         ------------
          TOTAL ASSETS                           $     80,582         $    572,058        $          -         $    652,640
                                                 ============         ============        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, accrued
    expenses, related parties                    $      2,623         $     57,405        $          -         $     60,028
  Promissory notes                                      1,722              193,050                   -              194,772
  Royalty payable, current portion                          -                5,100                   -                5,100
                                                 ------------         ------------        ------------         ------------
      Total current liabilities                         4,345              255,555                   -              259,900
                                                 ------------         ------------        ------------         ------------

LONG TERM LIABILITIES                                       -              614,771                   -              614,771
                                                 ------------         ------------        ------------         ------------

STOCKHOLDERS' (DEFICIT)
  Common stock                                         12,079                5,172        a    (11,475)               9,979
                                                                                          b     (5,172)
                                                                                          c      9,375
  Additional paid-in capital                          115,176            2,012,328        a     11,475            2,083,758
                                                                                          c     (9,375)
                                                                                          b      5,172
                                                                                          d    (51,018)
  Retained deficit                                    (51,018)          (2,315,768)       d     51,018          (2,315,768)
                                                 ------------         ------------        ------------         ------------

      Total stockholders' equity (deficit)             76,237             (298,268)                  -             (222,031)
                                                 ------------         ------------        ------------         ------------

          TOTAL LIABILITIES & STOCK-
          HOLDERS' EQUITY (DEFICIT)              $     80,582         $    572,058        $          -         $    652,640
                                                 ============         ============        ============         ============

                                                The accompanying notes to unaudited pro forma
                                                condensed financial statements are an integral
                                                     part of these financial statements.

                                                                      F-15

                                                1STOPSALE.COM HOLDING, INC. AND
                                          GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                                                 Proforma
                                                   1Stopsale                                Proforma             Condensed
                                                    Holdings          Global Energy        Adjustments           Combined
                                                 ------------         ------------        ------------         ------------
REVENUES                                         $          -         $    474,195        $                    $    474,195

COST OF GOODS SOLD                                          -              417,073                   -              417,073
                                                 ------------         ------------        ------------         ------------

GROSS PROFIT                                                -               57,122                   -               57,122

OPERATING EXPENSES                                     47,510              530,096                   -              577,606
                                                 ------------         ------------        ------------         ------------

LOSS BEFORE OTHER INCOME (EXPENSES)                   (47,510)            (472,974)                  -             (520,484)
                                                 ------------         ------------        ------------         ------------

OTHER INCOME (EXPENSE)
  Interest income                                           -                  181                   -                  181

  Interest (expense)                                        -              (18,584)                  -              (18,584)
                                                 ------------         ------------        ------------         ------------

TOTAL OTHER INCOME (EXPENSE)                                -              (18,403)                  -              (18,403)
                                                 ------------         ------------        ------------         ------------

 NET LOSS                                        $    (47,510)        $   (491,377)       $          -         $   (538,887)
                                                 ============         ============        ============         ============

NET LOSS PER COMMON SHARE                                                                                      $       (.05)
                                                                                                               ============

                                            The accompanying notes to unaudited pro forma
                                           condensed financial Statements are an integral
                                                  part of these financial statements.

                                                                    F-16

                                                         1STOPSALE.COM HOLDING, INC. AND
                                                    GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                          FOR THE YEAR ENDED JUNE 30, 2001


                                                                                                                 Proforma
                                                   1Stopsale                                Proforma             Condensed
                                                    Holdings          Global Energy        Adjustments           Combined
                                                 ------------         ------------        ------------         ------------
REVENUES                                         $          -         $     24,652        $          -         $     24,652

COST OF GOODS SOLD                                          -               11,115                   -               11,115
                                                 ------------         ------------        ------------         ------------

GROSS PROFIT                                                -               13,537                   -               13,537

OPERATING EXPENSES                                      3,380              552,048                   -              555,428
                                                 ------------         ------------        ------------         ------------

LOSS BEFORE OTHER INCOME (EXPENSES)                    (3,380)            (538,511)                  -             (541,891)
                                                 ------------         ------------        ------------         ------------

OTHER INCOME (EXPENSE)
  Interest income                                           -                  963                   -                  963

  Interest (expense)                                        -               (9,942)                  -               (9,942)
                                                 ------------         ------------        ------------         ------------

Total other income (expense)                                -               (8,979)                                  (8,979)
                                                 ------------         ------------        ------------         ------------

NET LOSS                                         $     (3,380)        $   (547,490)       $          -         $   (550,870)
                                                 ============         ============        ============         ============

NET LOSS PER COMMON SHARE                                                                                      $       (.06)
                                                                                                               ============


                                        The accompanying notes to unaudited pro forma
                                        condensed financial Statements are an integral
                                              part of these financial statements.


                                                                F-17

                                            1STOPSALE.COM HOLDING, INC., AND
                                      GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
                                         UNAUDITED PRO FORMA CONDENSED COMBINED
                                            STATEMENT OF STOCKHOLDERS' EQUITY
                                        FOR THE YEAR ENDED DECEMBER 31, 2000 AND
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                             Additional
                                                                              Paid-in             Retained
                                           Shares            Amount           Capital             Deficit             Total
                                       ---------------    -------------    ---------------     ---------------    ---------------
BALANCE, JANUARY 1, 2000                   11,500,000       $   11,500      $           -       $        (128)      $     11,372

Issuance of 426,275 shares for
  services valued at $85,225                  426,275              426             84,829                   -             85,255

Issuance of 2,500 shares for cash               2,500                3                497                   -                500

Loss for year 2000                                  -                -                  -           (538,887)           (538,887)
                                       ---------------    -------------    ---------------     ---------------    ---------------
BALANCE, DECEMBER 31, 2000                 11,928,775           11,929             85,326           (539,015)           (441,760)

Issuance of common stock
  for cash                                    150,000              150             29,850                   -             30,000

Giving effect to a 1 for 10 reverse
  stock split                             (11,474,837)         (11,475)             11,475                   -                  -

Issuance of shares in exchange for
  common shares of Global Energy            9,375,000            9,375          1,957,107         (1,225,883)            740,599

Loss for the period 6/30/01                        -                 -                  -           (550,870)          (550,870)
                                       ---------------    -------------    ---------------     ---------------    ---------------

BALANCE, JUNE 30, 2001                     10,582,878          $ 9,979         $2,083,758        $(2,315,768)        $ (222,031)
                                       ===============    =============    ===============     ===============    ===============

                                      The accompanying notes to unaudited pro forma
                                      condensed financial Statements are an integral
                                            part of these financial statements.

                                                           F-18

                        1STOPSALE.COM HOLDINGS, INC., AND
                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                       DECEMBER 31, 2000 AND JUNE 30, 2001


NOTE A - GENERAL INFORMATION

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of 1Stopsale.com Holdings, Inc., a Delaware corporation ("1Stopsale") and Global Energy & Environmental Research, Inc., ("Global Energy") a Florida corporation as of December 31, 2000, and as of June 30, 2001 using the reverse merger method of accounting, effectively a re-capitalization of Global Energy, and using the assumptions described in the following notes as if the business combination occurred as of the end of December 31, 2000 and June 30, 2001 for the balance sheet and as of the beginning of the year and period for the statement of operations.

The following pro forma condensed combined statement of operations aggregates the result of operations for both companies for the year ended December 31, 2000, and for the six months ended June 30, 2001.

The pro forma statements should be read in conjunction with the separate financial statements and notes thereto of 1Stopsale at December 31, 2000 and for the year then ended, and for the six months ended June 30, 2001, included in that company's annual report filed with the Securities and Exchange Commission under cover of Form 10-KSB and Form 10-QSB. The pro forma financial statements are not necessarily indicative of the combined financial position which might have existed at December 31, 2000 and June 30, 2001, or the results of operations as they may have been for the year ended December 31, 2000 and for the six months ended June 30, 2001, had the business combination occurred on the dates indicated above.

NOTE B - REVERSE MERGER METHOD OF ACCOUNTING

Following the acquisition the management of Global Energy became the management of 1Stopsale and the former stockholders of Global Energy were issued approximately 89% of the outstanding shares of 1Stopsale's $0.001 par value common stock. In accordance with accounting principles generally accepted in the United States of America, 1Stopsale's acquisition of Global Energy has been accounted for as a reverse merger. As a result, Global Energy has been treated as the acquiring company and 1Stopsale has been treated as the acquired company for accounting purposes, even though 1Stopsale is the acquiring company for legal purposes. The historical financial information of Global Energy has become the historical financial information for 1Stopsale in connection with the acquisition. Similarly, the historical equity and earnings (deficit) of Global Energy prior to the acquisition have been retroactively restated for the equivalent number of shares issued in connection with the acquisition.

NOTE C - ASSUMPTIONS

The accompanying compiled pro forma condensed combined financial statements are presented based on the following assumptions:

1. That the 1 for 20 reverse stock split of 1Stopsale consummated in connection with the business combination between 1Stopsale and Global Energy was accomplished on January 1, 2000.

                        1STOPSALE.COM HOLDINGS, INC., AND
                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                       DECEMBER 31, 2000 AND JUNE 30, 2001


NOTE C - ASSUMPTIONS (Continued)

2. That the Exchange Agreement between 1Stopsale and Global Energy was consummated under the terms and conditions disclosed in Note E as of January 1, 2000.

3. The pro forma condensed combined statement of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001 do not include adjustments for legal and accounting expenses associated with the acquisition.


NOTE D - PRO FORMA ADJUSTMENTS

The pro forma adjustments are summarized as follows:

(a) To adjust the capital and paid-in capital accounts as a result of the 1 for 10 reverse stock split.

(b) To eliminate the capital stock of Global Energy in exchange for the issuance of 9,375,000 shares (after giving effect to the 1 for 20 reverse stock split) of 1Stopsale's $0.001 par value common stock.

(c) To give effect to the issuance to the issuance of 9,375,000 shares in connection with the business combination

(d)      To eliminate the accumulated deficit of 1Stopsale.


NOTE E - NET LOSS PER COMON SHARE

The net loss per common share for the pro forma condensed combined column is computed based on the weighted average number of historical shares outstanding for 1Stopsale during the year, giving effect to (1) the 1 for 20 reverse stock split, and (2) the 9,375,000 common shares that were issued to the shareholders of Global Energy upon the consummation of the business combination since the transaction is assumed to have occurred on January 1, 2000 for purposes of the pro forma statement of operations.

NOTE F - MERGER

On September 17, 2001, 1Stopsale entered into a stock Exchange Agreement to acquire 100% of the issued and outstanding common stock of Global Energy for an aggregate of 9,375,000 shares of common stock of 1Stopsale, after giving effect to the 1 for 20 reverse stock split. The effective date of the transaction and closing was October 12, 2001.

                        1STOPSALE.COM HOLDINGS, INC., AND
                  GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                       DECEMBER 31, 2000 AND JUNE 30, 2001



NOTE F - MERGER (Continued)

In connection with the 1Stopsale acquisition of Global Energy, the following actions by written consent were taken: (1) the name of 1Stopsale was changed to "Global Energy Group, Inc."; (2) the outstanding shares of 1Stopsale were reversed split 1 for 10; (3) decrease the par value of its common stock from $0.02 to $0.001; (4) increased the number of authorized common stock from 5,000,000 to 50,000,000; and (5) increased the number of authorized preferred stock from 500,000 to 10,000,000.